SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.	Regulation FD Disclosure.

On Wednesday, February 13, 2013, Achillion Pharmaceuticals, Inc. (the “Company”) management will provide an update on the Company’s therapeutic pipeline at the Leerink Global Healthcare Conference 2013. The Company plans to report that it has received regulatory clearance from the Food and Drug Administration, or FDA, to proceed with a Phase 2 clinical trial that will evaluate the 12 week treatment consisting of sovaprevir (formerly ACH-1625) and ACH-3102 for the treatment of genotype 1 hepatitis C viral infection, or HCV. Final preparations are being made to begin dosing in a randomized, double-blind study during the second quarter of 2013. Furthermore, Achillion plans to provide an update on its ongoing Phase 2 clinical trial evaluating 12 weeks of ACH-3102 and ribavirin for the treatment of genotype 1b CC HCV. To date, no viral breakthrough or viral relapse has been observed for any of the eight patients enrolled, including patients who are currently receiving or have completed 12 weeks of therapy. On January 7, 2013, the Company announced that three patients had completed 12 weeks of therapy and it plans to provide an update today that these patients successfully achieved undetectable viral levels 4 weeks post end of treatment, or SVR4.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: February 13, 2013	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer